Exhibit 99.2

March 3, 2022 Veritex Holdings, Inc. Investor Presentation

Safe Harbor Statement

Forward-looking statements

This presentation includes "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors, which change over time and are beyond our control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to Veritex Holdings, Inc.'s ("Veritex") proposed acquisition of interLINK, including the expected timing of the completion of the acquisition, the ability to complete the acquisition, the ability to obtain any required regulatory or other approvals, authorizations or consents in connection with the acquisition, disruption from the acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Veritex or interLINK have business relationships, diversion of management time on acquisition-related issues, the reaction to the acquisition of the companies' customers, employees and counterparties, any statements regarding the plans and objectives of management for future operations, products or services arising from the acquisition, including integration plans, and the treatment of certain deposits via interLINK as not being brokered deposits for any supervisory purpose; the impact of certain changes in Veritex's accounting policies, standards and interpretations; the effects of the COVID-19 pandemic and actions taken in response thereto; and Veritex's future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "seeks," "targets," "outlooks," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Veritex's Annual Report on Form 10-K for the year ended December 31, 2021 and any updates to those risk factors set forth in Veritex's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex's underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex's behalf may issue.

This presentation also includes industry and trade association data, forecasts and information that Veritex has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Veritex, which information may be specific to particular markets or geographic locations. Some data is also based on Veritex's good faith estimates, which are derived from management's knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although Veritex believes these sources are reliable, Veritex has not independently verified the information contained therein. While Veritex is not aware of any misstatements regarding the industry data presented in this presentation, Veritex's estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Veritex believes that its internal research is reliable, even though such research has not been verified by independent sources.

VERITEX HOLDINGS, INC.
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Proven Executive Management



Malcolm Holland III

Chairman, President &
Chief Executive Officer

- 40 years of banking experience
- Founded Veritex in 2010
- Served in various analyst, lending and executive management positions in Dallas area since 1982
- Received Bachelor of Business Administration from Southern Methodist University



Terry Earley

Senior Executive Vice President &
Chief Financial Officer

- 30+ years of banking experience
- Joined Veritex in 2019 via merger with Green Bancorp
- Previously the CFO of Green Bancorp and Yadkin Financial, the CEO of Rocky Mountain Bank and the CFO of RBC Centura
- Received Bachelor of Business Administration from the University of North Carolina at Chapel Hill; Certified Public Accountant

interLINK



David Gareis

President

- Joined interLINK's platform in December 2011
- Previously served as President at Intermedium Financial, prior to StoneCastle's acquisition
- Spent eight years at Double Rock Corporation, a leading cash management and financial technology company
- Received Bachelor of Arts from Franklin and Marshall College and an MBA in Finance from the University of Delaware

VERITEX HOLDINGS, INC.
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Veritex – a Leading Growth-Centric Texas Bank

- Headquartered in **Dallas, Texas**
- Commenced banking operations in 2010; completed **IPO in 2014**
- Focused on **relationship-driven** commercial and private banking across a variety of industries



Dallas / Ft. Worth
Truth in Texas Banking
Houston
(33) Branches

2019
Best Banks to Work for
By AMERICAN BANKER

2020
Fastest Growing Companies
By FORTUNE

2021
Fastest Growing Companies
By FORTUNE

By the Numbers
FY 2021

Scale & Scarcity		
	Top 10 Texas Based Bank	**$9.8B** Total Assets
Profitability & Efficiency		
	17.6% Operating ROATCE[1]	**49.3%** Operating Efficiency Ratio[1]
Consistent Growth		
	$5.4B 2021 Loan Production	**15.7%** 2020 to 2021 Loan Growth[2]
Asset Sensitive		
	76% Rate Sensitive Loans / Total Loans[3]	**+6.6%** ▲ in NII to +100bps ▲ in Rates
Capital and Credit		
	9.9% CET1 Ratio (Pro Forma)[4]	**0.51%** NPAs / Total Assets

Note: Financial data as of the twelve months ended December 31, 2021; Source: S&P Global Market Intelligence; American Banker; FORTUNE Magazine
[1]Please refer to the "Reconciliation of Non-GAAP Financial Measures" at the end of this presentation for a description and reconciliation of these non-GAAP financial measures; [2] Loans held for investment excluding mortgage warehouse and PPP loans; [3] Reflects loans re-pricing in the next 12 months; [4] Pro forma CET1 Ratio reflects the impact from the proposed acquisition of interLINK and proposed $150 million common equity base offering

VERITEX HOLDINGS, INC.

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The Perfect Match: Veritex's Acquisition of interLINK[1]

High-Growth Commercial Banking Meets Tech-Enabled Core Deposit Gathering

interLINK

- **Tech-enabled** deposit gathering platform
- Flexible access to up to **$5.7B of core deposits**[2]
- **~$8B of deposits** under administration through 8 broker/dealer customers
- ~420,000 retail brokerage accounts at an attractive **~25bps all-in cost**

Strategically Important

- Stable core deposit base to fund growth opportunities in VBTX's markets
- Enhances liquidity with flexibility to retain deposits on or off balance sheet
- Modern, branchless distribution aligned with actions to deliver innovative digital-first solutions

Financially Attractive

- Low all-in cost of sticky, core deposit funding
- Highly-scalable platform with minimal overhead to increase operating leverage
- Expectation of run-rate double-digit EPS accretion and >25% internal rate of return

Low-Risk Investment

- Proprietary software platform purpose-built for bank treasury function
- History of strong broker / dealer retention with granular, retail customer base
- No assumed credit risk; go-forward asset growth subject to VBTX underwriting standards

[1] Transaction agreement entered into on March 3, 2022, consummation of acquisition subject to satisfaction of customary closing conditions, including receipt of required regulatory approvals; [2] Takes into account single bank pass-through FDIC insurance coverage to underlying broker/dealer customers. Post-closing, interLINK platform to operate within Veritex Community Bank. Expect that deposits allocated by interLINK platform to Veritex Community Bank will not be treated as brokered deposits under FDIC regulations based on self-placement exception and eligibility of certain network broker/dealers for one or more designated exceptions. Deposits not allocated to Veritex Community Bank swept to unaffiliated banks in network

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6 Veritex Key Investment Highlights Veteran management team with over 35 years of average banking experience A proven growth franchise delivering exceptional shareholder returns Scarcity value in attractive Texas metropolitan markets Highly profitable business model with catalysts for growth Diversification of revenue streams supports consistent earnings growth Leveraging fintech acquisitions and partnerships to complement traditional commercial bank model Strong track record of successfully integrating acquisitions and strategic partnerships Compelling growth - oriented investment with an attractive valuation

Our Journey as a Public Company

A Proven Growth Franchise Delivering Exceptional Shareholder Returns

Organic growth and bank M&A created the largest bank focused on Dallas / Ft. Worth and Houston

Build upon commercial banking strengths with talent additions and acquiring fee-based and tech-enabled businesses that can scale with existing strategy

$710 million
Assets[1]
2014


AMERICAN BANKER
VERITEX
VBTX NasdaqListed
Nasdaq

IPO secured growth capital and a public currency for M&A

$2.9 billion
Assets
2017

SOVEREIGN BANK | LIBERTY BANK

Strengthened presence in Dallas and expanded into other key Dallas / Ft. Worth ("DFW") metroplex areas

$8.0 billion
Assets
2019

GREEN BANCORP

Added meaningful presence in Houston and became the only Texas bank focused on both the DFW and Houston MSAs

$9.8 billion
Assets
2021

Thrive MORTGAGE | nac NORTH AVENUE CAPITAL

Boosted fee income and diversified revenue streams

+$10 billion
Assets
2022

interLINK[2]

Low-cost, tech-enabled deposit gathering business to fund growth engine

Delivering Shareholder Value Since Day 1


VBTX
Texas Peers[4]
Regional Banks[5]
22.4 %
10.4 %
8.4 %
EPS CAGR Since VBTX IPO[3]
12.3 %
10.0 %
6.3 %
TBVPS CAGR Since VBTX IPO[3]
220 %
100 %
129 %
Total Shareholder Return Since VBTX IPO[3]
13 %
5 %
7 %
Loan Growth Consensus[6]

[1] As of June 30, 2014; [2] Transaction agreement entered into on March 3, 2022, Consummation of acquisition subject to satisfaction of customary closing conditions, including receipt of required regulatory approvals; [3] VBTX priced IPO on October 9, 2014. CAGR's calculated using Q2 2014 and Q4 2021 quarterly financial metrics; [4] Texas Peers include CBTX, CFR, FFIN, HTH, IBTX, PB, SBSI, and TCBI; CBTX excluded from 2022E Loan Growth due to pending merger with ABTX; [5] Regional Banks defined by the current constituents of the KRX Index; [6] Loan Growth Consensus reflects 2022E; Note: Market data as of March 2, 2022; Source: S&P Global Market Intelligence, and Factset

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Well Positioned in Strong, Resilient Texas Markets

Our platform is powered by the markets we serve

Texas


Don't mess with Texas.
ORACLE

- Behind Texas' strong economy are **49 Fortune 500 companies** headquartered in Texas, **more than 1,600 foreign companies** and 2.7 million small businesses
- **Pro-business environment** with no personal or corporate income taxes and the leading destination for companies relocating from other states
- Texas is **the #1 exporting state in the nation** for the 19th consecutive year, exporting $279 billion in goods in 2020

Dallas / Ft. Worth


American Airlines
Texas Instruments
Southwest

- 4th largest MSA in the U.S. by population
- 2nd highest projected household income among Texas MSAs
- 22 Fortune 500 companies
- 176 companies have relocated to DFW since 2010
- 2nd best job center in the U.S. for technology professions in 2020

Greater Houston


ConocoPhillips
Sysco
HALLIBURTON

- 5th largest MSA in the U.S. by population
- 7th largest metro economy in the U.S. by GDP
- 5th in U.S. job growth since 2010
- 3rd highest concentration of Fortune 500 companies in the U.S.
- 35 companies have relocated to Houston since 2010

Superior Growth Profile

Market	VBTX Deposits	Current Population	Projected ('22E - '27E) Population Growth vs. National
DFW	$5.3B	7.8M	1.9x
Houston	$1.8	7.3	1.9x
Texas	$7.1	29.8	1.7x

Corporate Relocations to Texas

TESLA
charles SCHWAB
hp
AECOM
CBRE

Examples of companies moving to call Texas home during 2020 – 2021 are diverse across sector and size

Source: Bureau of Labor Statistics; Dallas Chamber of Commerce; Greater Houston Partnership; YTexas; Houston.org; S&P Global Market Intelligence

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9 Total Texas Metro DFW + Houston Percent of Total Deposits: # Company Assets Deposits % of Total % Rank Deposits % of Total % Rank 1 $95B $11B 14.1% #10 $9B 12.4% #9 2 51 35 88.1 #3 18 45.3 #7 3 38 17 57.1 #7 15 50.6 #6 4 35 29 100.0 #1 26 89.0 #2 5 19 10 67.6 #6 9 60.6 #4 6 19 8 70.5 #5 7 55.5 #5 7 16 2 19.9 #9 <1B 7.5 #10 8 13 3 29.2 #8 3 29.2 #8 9 12 7 80.2 #4 7 80.2 #3 10 10 7 99.5 #2 7 99.5 #1 1 As a percent of total deposits; 2 CBTX is shown pro forma for its announced merger with ABTX, excluding purchase accounting adjustments; Note: Shown sorted by assets (as of December 31, 2021); Texas metro markets includes Austin MSA, Dallas - Fort Worth MSA, Houston MSA, and San Antonio MSA ( Deposit market share data as of June 30, 2021, as compiled and reported by the FDIC ); Source : S&P Global and FDIC Summary of Deposits Scarcity Value in Texas Metro Markets Uniquely attractive franchise and #1 Texas bank focused primarily across DFW and Houston MSAs 1 2 DFW Houston Other Markets Other Texas c23

Our People Make Our Culture

Drawn to a Winning Team at a Company that Leads with Integrity and Purpose. **The Veritex Way.**

- "True You" principles are embedded into our daily interactions with each other and our clients
- We encourage and acknowledge each person's unique contributions and talents as integral to our collective success
- We retain our best people and attract additional top talent to join us through competitive compensation and benefit programs, as well as personal and career growth opportunities and more

Our growth is attributed to our people and winning principals

AMERICAN BANKER BEST BANKS TO WORK FOR 2019

100 FASTEST GROWING COMPANIES 2020 - 2021

Great people attract more great people



Be Better
Be Healthy
Be Mindful
Be Faithful
Be Prosperous
YOUR TRUE You!
Always tell the truth.
Always be transparent.
Always act with integrity.

We employ four active practices that together catalyze and sustain the cycle of attraction:

- Look for talent everywhere
- Find people's native genius
- Utilize people at their fullest
- Remove the blockers

90% Would Recommend to a Friend

98% Approve of the CEO

Source: Company documents, Glassdoor, Fortune Magazine, *Multipliers: How the Best Leaders Make Everyone Smarter* by Liz Wiseman and American Banker

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11 1 Total loans excludes $26.1 million of Loans Held for Sale, $565.6 million Mortgage Warehouse loans and $53.4 million of PPP l oa ns Catalysts for Loan Growth Loan Production vs. Loan Payoffs ($B) Revolving C&I Utilization Employer of Choice Investing In Talent Annualized Quarterly Loan Growth 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Total Loans, exc. Mortgage Warehouse and PPP COVID - 19 Declared a Pandemic +6% + 8% - 9% + 4% + 4% +8% + 21% $ 6.8 B 1 Total Loans + 22% +9% 35% 45% 55% 65% Jan Mar May Jul Sep Nov Jan Mar May Jul Sep Nov 2020 2021 Down 360 bps from peak 55+ production hires since March 2020 (44 Bankers; 12 Operations Personnel) Capitalized on disruption from local M&A to attract top talent Adding specialized talent in commercial banking, syndications, sponsors, government guaranteed lending, builder finance, community banking, mortgage, private banking, risk management, and more CRE ADC Construction LOC Current Unfunded (Non Revolving) $0.0B $0.8B $1.5B $2.3B Jan Feb Mar Apr May Jun July Aug Sept Oct Nov Dec 2021 Unfunded 2020 Unfunded $1.8B $0.4 $0.6 $0.7 $1.2 $1.1 $1.6 $1.4 $1.3 $0.3 $0.2 $0.3 $0.4 $0.3 $0.3 $0.5 $0.6 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Total Loans, exc. PPP Loan Payoffs

12 28% 13% 3% 27% 10% 19% Diverse Revenue Streams Noninterest Income Trends 2021 Noninterest Income Composition Primarily due to increase in government (PPP) guaranteed loan income Increase primarily due to equity income from Thrive Mortgage Investment (only two months impact from North Avenue Capital) Acquisition of Green Bancorp Service Charges & Fees on Deposit Accounts Loan Fees Gain on Sale of Mortgage Loan Held for Sale Government Guaranteed Loan Income, Net Equity Method Investment Income (Thrive) Other $58M $ 7.6M $ 11.1M $ 30.1M $ 47.3M $ 58.4M 10.0% 8.8% 9.5% 15.1% 17.2% 2017 2018 2019 2020 2021 Annual Noninterest Income ($M) Noninterest Income / Total Revenue

13 Our M&A History Proven Track Record as a Strategic Acquirer Across Both Traditional Bank and Non - Bank Deals Selective use of strategic acquisitions to augment growth and build sufficient scale Focused on well - managed targets that drive shareholder value and growth in target markets: • Low - cost deposit funding • Compelling fee income generating business • Growth potential with scale • Differentiated technology • Complementary geographical presence Key metrics used when evaluating acquisitions : • EPS accretion • TBVPS earn - back • IRR We expect to maintain discipline in pricing and pursuing transactions expected to produce attractive risk adjusted returns We strive to build, maintain and support Veritex’s culture during integrations Acquisition History 49 % Investment Mortgage Operation July 2021 Established USDA Lender November 2021 Tech - enabled Sweep Deposit Administrator March 2022 1 Non - Bank M&A 1 Transaction agreement entered into on March 3 , 2022, Consummation of acquisition subject to satisfaction of customary closing conditions, including receipt of required regu lat ory approvals Traditional Bank M&A Loans: $108M Branches: 3 March 2011 Loans: $40M Branches: 1 October 2011 Loans: $753M Branches: 9 August 2017 Loans: $92M Branches: 3 September 2010 Loans: $89M Branches: 2 July 2015 Loans: $ 3,255M Branches: 21 January 2019 Commentary Loans: $313M Branches: 5 December 2017

14 $ 0.9B $ 2.2B $ 4.0B $ 5.5B $ 7.7B $ 8.4B Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 Jan-22 1 Takes into account single bank pass - through FDIC insurance coverage to underlying broker/dealer customers. Post - closing, interLINK platform to operate within Veritex Community Bank. Expect that deposits allocated by interLINK platform to Veritex Community Bank will not be treated as brokered deposits under FDIC regulations based on self - placement exception and eligibility of certain network broker/dealers for one or more designated exceptions. Deposits not allocated to Veritex Community Bank swept to unaffiliated banks in network; 2 Total addressable market per Moody’s estimations using market participants as proxy; 3 Based on $5.7B core deposit balance; Source : Company management, Moody’s : Scalable, Digital - First Deposit Gathering Platform Flexible Access to Readily Deployable Base of up to $ 5.7B of Core Deposits 1 Business Overview …Reflected in Robust Deposit Growth Compelling Value Proposition… o interLINK is a tech - enabled deposit gathering platform with approximately $ 8 billion of deposits belonging to retail accounts under administration o Serves as administrator for deposit sweep programs between 8 broker / dealers and over 50 insured depository institutions o Using purpose - built sweep technology integrated into broker / dealers, interLINK executes complex daily movements of cash for approximately 420,000 retail brokerage accounts Administrator Key Function: Extended FDIC Insurance $600,000 Large cash balance must be sent to at least 3 different banks to retain insurance with <$250,000 each The image part with relationship ID rId7 was not found in the file. The image part with relationship ID rId7 was not found in the file. The image part with relationship ID rId7 was not found in the file. $240,000 $240,000 $120,000 o Retail brokerage customer’s funds are all covered by FDIC insurance as they are spread across multiple insured depository institutions o Broker / dealers generate revenue while tailoring rate paid to end customers o Banks receive flexible liquidity with a low all - in cost of deposits The image part with relationship ID rId7 was not found in the file. ~$8B Administered Deposits 2% of TAM 2 ~5bps Operating Expenses 3 ~420k Retail Accounts 100% Historical Broker / Dealer Retention Business Overview Mar - 22

15 Historical View of interLINK’s Growing Deposit Base Compelling Value Proposition and Long - Term Contracts Support Reliable Source of Core Funding Historical Deposit Balances by Broker / Dealer ($M) Growth Key Themes #1 (Jan - 17) #2 (Nov - 17) #3 (Jan - 18) #4 (Jul - 18) #5 (Dec - 18) #6 (Aug - 19) #7 (Jan - 21) #8 (Feb - 21) $0 $2,000 $4,000 $6,000 $8,000 $10,000 Jan-19 Jul-19 Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Legend: # Broker / Dealer (Onboard Date) Jan - 22 2H2021 Deposit Trends Onset of COVID - 19 Stability Stickiness of Client Relationships Quality deposit base growing in all environments before, during, and after onset of COVID - 19 Growth to - date primarily from only 6 broker / dealers, with 2 more expected to ramp growth in 2022 Remarkable deposit stability on a daily basis benefiting from ~420,000 retail brokerage accounts interLINK provides low - cost administration and white glove service High value proposition for broker / dealer and clearing firms resulting in loyalty (deposit stickiness for Veritex ) Typical sweep administration contract of 3 - 5 years; several contracts renewed since advent of COVID - 19 pandemic

16 1 Takes into account single bank pass - through FDIC insurance coverage to underlying broker/dealer customers. Post - closing, interLINK platform to operate within Veritex Community Bank. Expect that deposits allocated by interLINK platform to Veritex Community Bank will not be treated as brokered deposits under FDIC regulations based on self - placement exception and eligibility of certain network broker/dealers for one or more designated exceptions. Deposits not allocated to Veritex Community Bank swept to unaffiliated banks in network Fortifies Funding Profile in Support of Sustainable Long - Term Growth Dramatically Enhances Veritex’s Liquidity Profile with Flexible Access to Core Deposits Total Deposits ($B) Loans - to - Deposits (%) Deposits per Branch ($M) ▪ Enhances funding flexibility: ability to utilize up to $ 5.7B deposits 1 ▪ Creates capacity to reliably fund significant multi - year loan growth ▪ Ability to diversify and optimize funding over time (ex. Mortgage Warehouse and PPP loans) $ 7.4 Current (4Q21) Illustrative 92 % Current (4Q21) Illustrative

interLINK Transaction Summary

Positioned to Continue Peer Leading Growth with Excess Capital and Liquidity

Transaction Value	◇ $91 million
Pricing	◇ ~1% Premium on total administered deposits
Consideration	◇ 2.1 million shares of VBTX common stock (fixed)[1] ◇ $3 million cash ◇ 97% Stock / 3% Cash
Expected Balance Sheet Actions & Synergies	◇ Deposit draw of up to $1.5 billion by 2022YE ($5.7 billion available) ◇ $1.5 billion deployment of funds into incremental strategic loan portfolios and securities ◇ Forecast balance sheet growth / utilization of $1 billion each subsequent year ◇ Limited cost synergies
One-time Items	◇ $19 million of merger charges inclusive of $17 million from acceleration of royalty payments related to a portfolio of +60 patents supporting cash management which is captured in intangibles
Intangibles	◇ Estimated goodwill of $87 million inclusive of accelerated royalty payment ◇ Non-goodwill intangibles of $27 million amortized over 10 years using straight line methodology
Equity Issuance[2]	◇ Primary common stock issuance of $150 million, launched concurrently with announcement of interLINK acquisition to support growth
Approvals and Timing	◇ FDIC and Texas Department of Banking approval required for interLINK acquisition transaction ◇ Expected close in 3Q 2022

Financial Pro Forma Impact

	M&A Only	M&A + Equity Raise[2]
EPS Impact		
2023E	6%	Neutral
2024E	14%	8%
Run-rate	+20%	+14%
TBVPS Impact	(7%)	1%
TBVPS Earnback	3 Years	Accretive
IRR	+25%	+25%
CET1 Ratio	8.5%	9.9%

[1] StoneCastle has agreed that 50% of the Veritex shares issued as consideration will be subject to a restriction on sale and transfer by StoneCastle until the earlier of 6 months after the closing and December 1, 2022. [2] Reflects base deal size, does not adjust for 15% overallotment option.

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18 1 PTPP stands for Pre - Tax Pre - Provision; 2 Annualized and excludes Mortgage Warehouse and PPP loans; 3 Projected 2022 - 2027 Averages Note: Financial data as of the most recent quarter ended December 31, 2021, Financial metrics are operating based; Source : S&P Global Market Intelligence Criteria for Building a High - Performing Banking Franchise Our Standard for Excellence is Thoughtful and Meticulous 20.0% $9.8B 1.97% 47.6% 9.1% 5.3% U.S Community Banks by Assets of $5 - $ 15 Billion 77 Banks ROATCE > 18% 9 Banks PTPP ROAA 1 > 1.5% 8 Banks Efficiency Ratio < 52% 3 Banks Gross Loan HFI Growth > 5% 2 2 Banks MSA Population Growth > 5% 3 1 Bank U.S. Community Banks ROATCE PTPP ROAA 1 Efficiency Ratio Projected Population Growth Gross Loan HFI Growth Key Criteria High - Performing Bank Screen VBTX Metrics Top Performer

19 1 Forward loan growth reflects consensus estimates for 2022E; 2 Texas Bank Peers include CBTX, CFR, FFIN, HTH, IBTX, PB, SBSI, and TCBI Note: Market data as of March 2 , 2022; Source : S&P Global Market Intelligence Veritex is a Compelling Investment Standout growth story with positive momentum At scale Texas franchise operating in the best banking markets in the US Unique, tech - enabled deposit platform powering growth Investing in innovative and distinctive technology Veritex offers significant upside with an attractive valuation and industry - leading growth profile Texas Comparables Price / 2023 EPS 5% 1 13% 1 Forward Loan Growth 1 13.9 x 11.6 x Texas Bank Peers²

20 Veritex Key Investment Highlights Veteran management team with over 35 years of average banking experience A proven growth franchise delivering exceptional shareholder returns Scarcity value in attractive Texas metropolitan markets Highly profitable business model with catalysts for growth Diversification of revenue streams supports consistent earnings growth Leveraging fintech acquisitions and partnerships to complement traditional commercial bank model Strong track record of successfully integrating acquisitions and strategic partnerships Compelling growth - oriented investment with an attractive valuation

T HANK Y OU

A PPENDIX

Insured Sweep Industry at a Glance

- Large market with significant room to increase share and benefit from organic growth
  - Countercyclical industry which typically sees increased cash balances during market downturns / flight to safety
- Insured sweep program allows broker / dealers to offer their brokerage customers enhanced FDIC deposit insurance with potentially more attractive yields than money market funds
  - Broker / dealers typically pay administration fees on deposits with 3-5 year contractual terms
  - Interest rates paid by banks are typically in-line with brokered deposits and indexed to Fed Funds
  - After passing along interest income to brokerage accounts, broker / dealers retain excess spread
- The competitive landscape for insured sweep administration is concentrated across four specialized companies
  - interLINK is the only administrator designed to be bank-owned with business model predicated on generating low-cost funding to support spread income
  - Competitors are capital-light, EBIT-driven businesses focused on maximizing fee revenue / assets under administration
  - interLINK is differentiated as a lower cost alternative with superior white glove service and credibility as a reliable operator

Total Addressable Market



Sweep processing deposit market
>$400
Billion
interLINK deposits
~$8
Billion

Market Participants

interLINK

IntraFi Network

REICH & TANG

tbs TOTAL BANK SOLUTIONS

How Deposits Are Sourced



~420K Retail Brokerage Accounts
Broker / Dealer Clients
Specialized Administrator
Banks Receiving Deposits
1
2
3
4
Cash
Cash
Cash
Broker / Dealer #1
Broker / Dealer #1
Broker / Dealer #1
$
$
$
interLINK
Core Deposits[1]
Brokered Deposits
3rd Party IDIs

[1] Takes into account single bank pass-through FDIC insurance coverage to underlying broker/dealer customers. Post-closing, interLINK platform to operate within Veritex Community Bank. Expect that deposits allocated by interLINK platform to Veritex Community Bank will not be treated as brokered deposits under FDIC regulations based on self-placement exception and eligibility of certain network broker/dealers for one or more designated exceptions. Deposits not allocated to Veritex Community Bank swept to unaffiliated banks in network

Note: Total addressable market per Moody's estimations using market participants as proxy; Source: Company management, and Moody's

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24 1 Please refer to the “Reconciliation of Non - GAAP Financial Measures” at the end of this presentation for a description and recon ciliation of these non - GAAP financial measures Key Financial Highlights Diluted EPS ($) Tangible Book Value per Common Share ($) 1 ROAA (%) NPAs / Total Assets (%) Return on Average Tangible Common Equity (%) 1 Efficiency Ratio (%) 12.84% 17.17% 15.18% 17.72% 20.06% 16.44% 17.39% 15.42% 16.92% 20.48% 4Q20 1Q21 2Q21 3Q21 4Q21 ROATCE Operating ROATCE $0.46 $0.64 $0.59 $0.73 $0.82 $0.60 $0.64 $0.60 $0.70 $0.84 4Q20 1Q21 2Q21 3Q21 4Q21 Diluted EPS Diluted Operating EPS $15.70 $16.34 $17.16 $17.53 $17.49 4Q20 1Q21 2Q21 3Q21 4Q21 $87.6 $85.0 $79.9 $74.0 $50.1 0.99% 0.92% 0.85% 0.77% 0.51% 4Q20 1Q21 2Q21 3Q21 4Q21 NPAs NPAs/Total Assets 1.04% 1.44% 1.27% 1.56% 1.68% 1.35% 1.46% 1.29% 1.48% 1.72% 1.75% 1.82% 1.66% 1.85% 1.97% 4Q20 1Q21 2Q21 3Q21 4Q21 Reported Operating ROAA PTPP Operating 62.52% 49.62% 52.42% 47.55% 48.53% 49.49% 49.62% 51.63% 48.51% 47.64% 4Q20 1Q21 2Q21 3Q21 4Q21 Reported Operating ($ in millions) (43%) 1 1 1 1 1 1

25 1 Rate sensitive loans reflects loans re - pricing in the next 12 months, Total loans excludes $26.1 million of Loans Held for Sale, $565.6 million Mortgage Warehouse loans and $53.4 million of PPP loans; Note: Financial data as of December 31, 2021 Positioned to Benefit from Higher Rates Rate Sensitive Loans as a Percent of Total Loans (%) 1 Estimated Sensitivity of Net Interest Income (%) Fixed Rate 24% Floating Rate 76% VBTX Net Interest Margin Average Fed Funds Rate (3.9)% 6.6% 13.1% 20.3% 27.5% -100 bps +100 bps +200 bps +300 bps +400 bps 3.72% 3.77% 4.10% 3.97% 3.39% 3.24% 0.51% 1.10% 1.90% 2.29% 0.53% 0.25% 2016 2017 2018 2019 2020 2021 Other 24% Rate sensitive 76%

Our 2021 Transactions Bolstering Our Lending Capabilities

Thrive Mortgage Investment and North Avenue Capital Acquisition Highlights

Thrive Mortgage, LLC

Completed 49% Investment on July 19, 2021

Company Background:

- 25 year-old company operating out of Georgetown, TX
- Originates, underwrites, and sells mortgages of all types
- First company in Texas to close a fully electronic note with a remote notary
- Markets include TX, OH, CO, KY, NC, KS, VA, FL, MD and IN

Investment Summary and Strategic Rationale:

- Acquired 49% stake in Thrive Mortgage, LLC for $53.9 million in cash
- VBTX obtained one board seat
- Deploys excess liquidity and capital, while preserving bandwidth for other core growth opportunities
- Accounted for as an equity method investment

Income ($M) and GOS (%)



$38.8
$33.6
$28.6
$36.7
$22.8
4.98%
4.89%
3.62%
3.80%
3.60%
4Q20
1Q21
2Q21
3Q21
4Q21

Total Volume ($M)



$822.4
$715.5
$786.2
$797.9
$667.0
4Q20
1Q21
2Q21
3Q21
4Q21

North Avenue Capital, LLC

Completed Acquisition on November 1, 2021

Company Background:

- Founded in 2015, North Avenue Capital ("NAC") is a regulated, non-depository government guaranteed lender
- Originates and services loans primarily through the USDA Business & Industry (B&I) guaranteed loan program
- Headquartered in Ponte Vedra, FL with regional offices in GA, NV and TX

Investment Summary and Strategic Rationale:

- Meaningful strategic expansion into the fragmented USDA lending space
- Has led to a diversification of Veritex's revenue streams
- Enhanced profitability outlook
- Strong cultural fit

Full Loan Pipeline ($M)[1]



$812M
Approved
$29
Underwriting
$146
Term
Sheet
Issued
$84
Prospects
$553

Net Income ($M)



$1.0
$3.0
$1.3
$6.8
$11.1
2017
2018
2019
2020
2021

[1] As of February 2022

VERITEX HOLDINGS, INC.
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27 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 4Q20 1Q21 2Q21 3Q21 4Q21 30-59 Past Due 60-89 Past Due 90+ Past Due 1 Past due loans exclude purchased credit deteriorated loans that are accounted for on a pooled basis and non - accrual loans; 2 Total loans excludes Loans Held for Sale, Mortgage Warehouse and PPP loans Asset Quality and ACL Past Due 1 Trends % of Total Loans 2 ACL / Total Loans 2 ($M) Net Charge - Offs ($000s) Quarterly Criticized Loans (Excluding PCD Loans) ($M) Totals ($000s): $18,691 $22,637 $10,017 $16,508 $9,997 $105.1 $104.9 $99.5 $93.8 $77.8 1.80% 1.76% 1.59% 1.42% 1.15% 4Q20 1Q21 2Q21 3Q21 4Q21 ACL ACL / Total Loans $16,462 $130 $4,124 $5,652 $9,747 $45 $18 $1,269 $120 $2,921 4Q20 1Q21 2Q21 3Q21 4Q21 Acquired Originated $449.0 $418.1 $388.5 $373.4 $347.7 4Q20 1Q21 2Q21 3Q21 4Q21

28 Non - GAAP Financial Measures Disclaimer Veritex reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management b el ieves that certain supplemental non - GAAP financial measures used in managing its business provide meaningful information to investors about underlying trends in its business. M ana gement uses these non - GAAP measures to assess Veritex’s operating performance and believes that these non - GAAP measures provide information that is important to investors and that is u seful in understanding Veritex’s results of operations. However, non - GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. The following are the non - GAAP measures used in this presentation: - Tangible book value per common share (“TBVPS”); - Tangible common equity to tangible assets; - Return on average tangible common equity (“ROATCE”); - Operating earnings; - Pre - tax , pre - provision (“PTPP”) operating earnings; - Diluted operating earnings per share (“EPS”); - Operating return on average assets (“ROAA”); - PTPP operating ROAA; - Operating ROATCE; - Operating efficiency ratio; - Operating noninterest income ; and - Operating noninterest expense.

Reconciliation of Non-GAAP Financial Measures

(Dollars in Thousands, Except per Share Data)	As of 31-Dec-2021	30-Sep-2021	30-Jun-2021	31-Mar-2021	31-Dec-2020
Tangible Common Equity					
Total Stockholders' Equity	$1,315,079	$1,284,160	$1,272,907	$1,233,808	$1,203,376
Adjustments					
Goodwill	$(403,771)	$(370,840)	$(370,840)	$(370,840)	$(370,840)
Core Deposit Intangibles	(47,998)	(50,436)	(52,873)	(55,311)	(57,758)
Tangible Common Equity	$863,310	$862,884	$849,194	$807,657	$774,778
Common Shares Outstanding	49,372	49,229	49,498	49,433	49,340
Book Value per Common Share	26.64	26.09	25.72	24.96	24.39
Tangible Book Value per Common Share	17.49	17.53	17.16	16.34	15.70

(Dollars in Thousands)	As of 31-Dec-2021	30-Sep-2021	30-Jun-2021	31-Mar-2021	31-Dec-2020
Tangible Common Equity					
Total Stockholders' Equity	$1,315,079	$1,284,160	$1,272,907	$1,233,808	$1,203,376
Adjustments					
Goodwill	$(403,771)	$(370,840)	$(370,840)	$(370,840)	$(370,840)
Core Deposit Intangibles	(47,998)	(50,436)	(52,873)	(55,311)	(57,758)
Tangible Common Equity	$863,310	$862,884	$849,194	$807,657	$774,778
Tangible Assets					
Total Assets	$9,757,249	$9,572,300	$9,349,525	$9,237,510	$8,820,871
Adjustments					
Goodwill	$(403,771)	$(370,840)	$(370,840)	$(370,840)	$(370,840)
Core Deposit Intangibles	(47,998)	(50,436)	(52,873)	(55,311)	(57,758)
Tangible Assets	$9,305,480	$9,151,024	$8,925,812	$8,811,359	$8,392,273
Tangible Common Equity to Tangible Assets	**9.28%**	**9.43%**	**9.51%**	**9.17%**	**9.23%**

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Reconciliation of Non-GAAP Financial Measures

(Dollars in thousands)	For the Quarter Ended 31-Dec-2021	30-Sep-2021	30-Jun-2021	31-Mar-2021	31-Dec-2020	For the Year Ended 31-Dec-2021	31-Dec-2020
Pre-Tax, Pre-Provision Operating Earnings							
Net Income	$41,506	$36,835	$29,456	$31,787	$22,801	$139,584	$73,883
Plus: Provision for Income Taxes	10,697	9,195	7,837	8,993	4,702	36,722	14,203
Plus: (Benefit) Provision for Credit Losses and Unfunded Commitments	(4,389)	(448)	577	(570)	902	(4,830)	65,669
Plus: Severance Payments[1]	–	–	627	–	–	627	–
Plus: Loss (Gain) on Sale of Securities, Net	–	188	–	–	256	188	(2,615)
Plus: Debt Extinguishment Costs[2]	–	–	–	–	9,746	1,912	–
Less: Thrive PPP Loan Forgiveness[3]	–	1,912	–	–	–	–	11,307
Plus: Merger and Acquisition Expenses	826	–	–	–	–	826	–
Net Pre-tax, Pre-provision Operating Earnings	**$48,640**	**$43,858**	**$38,497**	**$40,210**	**$38,407**	**$171,205**	**$162,447**
Average Total Assets	$9,788,671	$9,385,470	$9,321,279	$8,941,271	$8,750,141	$9,361,578	$8,525,275
Pre-tax, Pre-provision Operating Return on Average Assets[4]	1.97%	1.85%	1.66%	1.82%	1.75%	1.83%	1.91%
Average Total Assets	$9,788,671	$9,385,470	$9,321,279	$8,941,271	$8,750,141	$9,361,578	$8,525,275
Return on Average Assets[4]	1.68%	1.56%	1.27%	1.44%	1.04%	1.49%	0.87%
Operating Return on Average Assets[4]	1.72%	1.48%	1.29%	1.46%	1.35%	1.49%	0.91%
Operating Earnings Adjusted for Amortization of Core Deposit Intangibles							
Operating Earnings	$42,410	$35,072	$29,952	$32,213	$29,730	$139,647	$77,980
Adjustments:							
Plus: Amortization of Core Deposit Intangibles	2,438	2,438	2,438	2,447	2,451	9,761	9,804
Less: Tax Benefit at the Statutory Rate	512	512	512	514	515	2,050	2,060
Operating Earnings Adjusted for Amortization of Core Deposit Intangibles	**$44,336**	**$36,998**	**$31,878**	**$34,146**	**$31,666**	**$147,358**	**$85,724**

[1] Severance payments relate to branch restructurings made during the three months ended June 30, 2021; [2] Debt extinguishment costs relate to prepayment penalties paid in connection with the early payoff of FHLB structured advances; [3] During the third quarter of 2021, Thrive's PPP loan with another bank was 100% forgiven by the SBA. As a result of our 49% investment in Thrive, the $1.9 million represents our portion of the PPP loan forgiveness. PPP fee income is not taxable and as such has no tax impact; [4] Annualized ratio for quarterly metrics

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Reconciliation of Non-GAAP Financial Measures

(Dollars in Thousands)	For the Quarter Ended 31-Dec-2021	30-Sep-2021	30-Jun-2021	31-Mar-2021	31-Dec-2020	For the Year Ended 31-Dec-2021	31-Dec-2020
Average Tangible Common Equity							
Total Average Stockholders' Equity	$1,301,676	$1,290,528	$125,431	$1,224,294	$1,196,274	$1,267,992	$1,164,973
Adjustments							
Average Goodwill	$(393,220)	$(370,840)	$(370,840)	$(370,840)	$(370,840)	$(376,480)	$(370,840)
Average Core Deposit Intangibles	49,596	(52,043)	(54,471)	(56,913)	(59,010)	(53,233)	(62,803)
Average Tangible Common Equity	**$858,860**	**$867,645**	**$829,060**	**$796,541**	**$766,424**	**$838,279**	**$731,330**
Operating Return on Average Tangible Common Equity[1]	**20.48%**	**16.92%**	**15.42%**	**17.39%**	**16.44%**	**17.58%**	**11.72%**
Efficiency Ratio	**48.53%**	**47.55%**	**52.42%**	**49.62%**	**62.52%**	**49.45%**	**50.90%**
Net Interest Income	$76,741	$71,276	$67,131	$65,635	$66,766	$280,783	$265,798
Noninterest Income	16,510	15,627	12,456	14,172	9,012	58,405	47,344
Plus: Loss (Gain) on Sale of Securities Available for Sale, Net	–	188	–	–	256	188	(2,615)
Less: Thrive PPP Loan Forgiveness Income[2]	–	1,912	–	–	–	1,912	–
Operating Noninterest Income	16,150	13,903	12,456	14,172	9,268	56,681	49,959
Noninterset Expense	45,077	41,321	41,717	39,597	47,373	167,712	159,387
Less: Severance Payments[3]	–	–	627	–	–	627	–
Less: Debt Extinguishment Costs[4]	–	–	–	–	9,746	–	11,307
Plus: Merger and Acquistion Expenses	826	–	–	–	–	826	–
Operating Noninterest Expense	$44,251	$41,321	$41,090	$39,597	$37,627	$166,259	$150,695
Operating Efficiency Ratio	**47.64%**	**48.51%**	**51.63%**	**49.62%**	**49.49%**	**49.27%**	**47.69%**

[1] Annualized ratio for quarterly metrics; [2] During the third quarter of 2021, Thrive's PPP loan with another bank was 100% forgiven by the SBA. As a result of our 49% investment in Thrive, the $1.9 million represents our portion of the PPP loan forgiveness. PPP fee income is not taxable and as such has no tax impact; [3] Severance payments relate to branch restructurings made during the three months ended June 30, 2021; [4] Debt extinguishment costs relate to prepayments penalties paid in connection with the early payoff of FHLB structured advances

VERITEX HOLDINGS, INC.
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32 1 During the third quarter of 2021, Thrive’s PPP loan with another bank was 100% forgiven by the SBA. As a result of our 49% investment in Thrive, the $1.9 million repres en ts our portion of the PPP loan forgiveness. PPP fee income is not taxable and as such has no tax impact; 2 Severance payments relate to branch restructurings made during the three months ended June 30, 2021 Reconciliation of Non - GAAP Financial Measures (Dollars in Thousands) 31-Dec-2021 30-Sep-2021 30-Jun-2021 31-Mar-2021 31-Dec-2020 31-Dec-2021 31-Dec-2020 Operating Noninterest Income Noninterest Income $16,150 $15,627 $12,456 $14,172 $9,012 $58,405 $47,344 Plus: Loss (Gain) on Sale of Securities Available for Sale, Net – 188 – – 256 188 (2,615) Less: Thrive PPP Loan Forgiveness Income ¹ – 1,912 – – – 1,912 – Operating Noninterest Income $16,150 $13,903 $12,456 $14,172 $9,268 $56,681 $44,729 Operating Noninterest Expense Noninterest Expense $45,077 $41,321 $41,717 $39,597 $47,373 $167,712 $159,387 Less: Severance Payments² – – 627 – – 627 – Less: FHLB Prepayment Fees – – – – 9,746 – 11,307 Less: Merger and Acquisition Expenses 826 – – – – 826 – Operating Noninterest Expense $44,251 $41,321 $41,090 $39,597 $37,627 $166,259 $148,080 Adjusted Net Interest Margin Net Interest Income $76,741 $71,276 $67,131 $65,635 $66,766 Less: Loan Accretion 1,841 1,904 1,536 1,911 2,652 Less: Deposit Premium Amortization – 15 34 76 89 Adjusted Net Interest Income $74,900 $69,357 $65,561 $63,648 $64,025 Total Interest-earning Assets $9,045,186 $8,684,376 $8,659,059 $8,257,048 $8,065,652 Adjusted Net Interest Margin 3.31% 3.16% 3.03% 3.12% 3.15% For the Quarter Ended For the Year Ended